                         AGREEMENT AND PLAN OF MERGER

                         dated as of December 15, 2000

                                by and between

                           WINCHESTER PASTA, L.L.C.

                                      and

                            NEW WORLD PASTA COMPANY

                         AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER, dated as of December 15, 2000 (this "Agreement"), by and between Winchester Pasta, L.L.C., a Delaware limited liability company, and New World Pasta Company, a Delaware corporation ("New World Pasta").

                                  WITNESSETH:

        WHEREAS, New World Pasta, as the sole owner of Winchester Pasta, L.L.C., desires to reorganize the business of Winchester Pasta, L.L.C. by means of a merger (the "Merger") of Winchester Pasta, L.L.C. with and into New World Pasta;

        WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act of 1992, Del. Code Ann. Tit. 6, (S)(S)18-101 et. seq., as amended from time to time (the "LLC Act"), and Section 264 of the General Corporation Law, Del. Code Ann. Tit. 8, (S)(S)101 et. seq., as amended from time to time (the "GCL"), authorize the merger of a Delaware limited liability company with and into a Delaware corporation;

        WHEREAS, the members of Winchester Pasta, L.L.C. and the board of directors of New World Pasta have each approved this Agreement and the consummation of the Merger;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

        1.1 Merger of Winchester Pasta, L.L.C. into New World Pasta. In
            -------------------------------------------------------
accordance with the provisions of this Agreement, Section 18-209 of the LLC Act and Section 264 of the GCL, Winchester Pasta, L.L.C. shall merge with the surviving entity, New World Pasta, and New World Pasta shall file a certificate of merger substantially in the form of Exhibit 1 attached hereto (the "Certificate of Merger") with the Department of State of Delaware; and shall make all other filings and recordings required by applicable law in connection with the Merger. As is specified in the Certificate of Merger, the Merger shall become effective at 12:01 a.m. on January 1, 2001 (the "Effective Time"). At the Effective Time, Winchester Pasta, L.L.C. shall be merged with and into New World Pasta, whereupon the separate existence of Winchester Pasta, L.L.C. shall cease, and New World Pasta shall continue its existence as a Delaware Corporation.

        1.2 Effect of the Merger. At the Effective Time, the effect of the
            --------------------
Merger shall be as provided in the applicable provisions of the GCL and the LLC Act, and without limiting the generality of the foregoing, New World Pasta shall, without further transfer, succeed to and possess all of the rights, privileges, powers of Winchester Pasta, L.L.C., and all of the assets and property of whatever kind and character of Winchester Pasta, L.L.C. shall vest in New World Pasta without further act or deed; thereafter, New World Pasta, as the surviving entity, shall be liable for all of the liabilities and obligations of Winchester Pasta, L.L.C., and any claim, judgment or arbitration award against Winchester Pasta, L.L.C. may be enforced against New World Pasta, as the surviving entity.

                                  ARTICLE 2.

                             SURVIVING CORPORATION

        2.1 Name. The name of the surviving corporation shall be New World Pasta
            ----
Company.


        2.2 Certificate of Incorporation. The certificate of incorporation of
            ----------------------------
New World Pasta in effect at the Effective Time shall be and remain the certificate of incorporation of the surviving corporation.

                                  ARTICLE 3.

                             MEMBERSHIP AND STOCK

        3.1 Membership Interests; Capital Stock. At the Effective Time, by
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virtue of the Merger and without any action on the part of Winchester Pasta, L.L.C. or New World Pasta:

                (a) all of the outstanding membership interest of Winchester Pasta, L.L.C. shall be converted into one share of the capital stock of New World Pasta, which shall then be immediately retired and cancelled; and

                (b) except as set forth in Section 3.1(a), the capital stock of New World Pasta shall remain unchanged.

                                  ARTICLE 4.

                                 MISCELLANEOUS

        4.1 Amendment. Any provision of this Agreement may, subject to
            ---------
applicable law, be amended or waived prior to the effective time if, and only if, such amendment or waiver is in writing and signed by both Winchester Pasta, L.L.C. and New World Pasta.

        4.2 Further Assurances. If at any time New World Pasta shall consider or
            ------------------
be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in New World Pasta the title to any property or right of Winchester Pasta, L.L.C., or otherwise to carry out the provisions hereof, the proper representatives of Winchester Pasta, L.L.C. as of the Effective Time shall execute and deliver all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in New World Pasta, and otherwise to carry out the provisions hereof.

        4.3 Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        4.4 Governing Law. This Agreement shall be construed in accordance with
            -------------
and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

                                        Winchester Pasta, L.L.C.


                                        By:  /s/ Mark E. Kimmel
                                             ------------------
                                             Vice President




                                        New World Pasta Company


                                        By: /s/ Glenn Zearfoss
                                            ------------------
                                             Vice President

                             CERTIFICATE OF MERGER
                                      of
                           WINCHESTER PASTA, L.L.C.
                                 with and into
                            NEW WORLD PASTA COMPANY


        In compliance with the requirements of Del. Code Ann. Tit. 8ss.264 and Del. Code Ann. Tit. 6, ss.18-209 (relating to a certificate of merger or consolidation), the undersigned corporation formed and existing under the laws of the State of Delaware, desiring to effect a merger, hereby certifies that:

        1. The name and state of formation or organization of each of the constituent entities which is to merge is as follows:

          Name                              State of Formation or Organization
          ----                              ----------------------------------

          Winchester Pasta, L.L.C.                      Delaware
          New World Pasta Company                       Delaware

        2. An agreement of merger has been approved and executed by each of Winchester Pasta, L.L.C. and New World Pasta Company.

        3. The name of the surviving business entity is New World Pasta Company.

        4. The merger shall be effective at 12:01 a.m. on January 1, 2001.

        5. The certificate of incorporation of New World Pasta in effect at 12:01 a.m. on January 1, 2001 shall be and remain the certificate of incorporation of the surviving corporation.

        6. The executed agreement of merger is on file at a place of business of the surviving business entity. The address of such place of business is 85 Shannon Road, Harrisburg, Pennsylvania 17112.

        7. A copy of the agreement of merger will be furnished by the surviving business entity, on request and without cost, to any member of Winchester Pasta L.L.C., and to any stockholder of New World Pasta Company.

        IN WITNESS WHEREOF, New World Pasta Company has caused this Certificate of Merger to be duly executed.

                                         NEW WORLD PASTA COMPANY


                                         By:  /s/ Mark E. Kimmel
                                              ------------------


                                               Vice President
                                              ------------------